EXHIBIT 16.1


                                  [Letterhead]







Securities and Exchange Commission
450 5th Street
Washington, DC  20549




         We have read and agree with the comments in Item 4.01 of Form 8-K of Cybrdi, Inc. dated April 29, 2005.





Hurley & Company

Granada Hills, California
April 29, 2005